MOVE IT BOAT & RV ST
MOVE IT
STORAGE
NORTHWEST
SELF
STORAGE
STORAGE

NATIONAL STORAGE
AFFILIATES

2024

SECOND QUARTER EARNINGS RELEASE

& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

21	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 9 - Selected Financial Information

24	Glossary

August 5, 2024
National Storage Affiliates Trust Reports Second Quarter 2024 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2024 results.
Second Quarter 2024 Highlights
•Reported net income of $32.3 million for the second quarter of 2024, a decrease of 29.0% compared to the second quarter of 2023. Reported diluted earnings per share of $0.16 for the second quarter of 2024 compared to $0.28 for the second quarter of 2023.
•Reported core funds from operations ("Core FFO") of $71.2 million, or $0.62 per share for the second quarter of 2024, a decrease of 8.8% per share compared to the second quarter of 2023.
•Reported a decrease in same store net operating income ("NOI") of 5.6% for the second quarter of 2024 compared to the same period in 2023, driven by a 2.8% decrease in same store total revenues and an increase of 4.8% in same store property operating expenses.
•Reported same store period-end occupancy of 87.0% as of June 30, 2024, a decrease of 280 basis points compared to June 30, 2023.
•Acquired three wholly-owned self storage properties for approximately $25.2 million during the second quarter of 2024.
•Repurchased 1,908,397 of the Company's common shares for approximately $71.6 million under the Company's previously announced share repurchase program.
Highlights Subsequent to Quarter-End
•Effective July 1, 2024 (the "Closing Date"), the Company completed the internalization of its participating regional operator ("PRO") structure. As a result, the Company purchased the PROs' management contracts, and in some cases, their brand names, related intellectual property and certain rights to the PROs' tenant insurance programs. As of the Closing Date, the Company will no longer pay supervisory and administrative fees or reimbursements under the previous agreements with the PROs. The Company plans to transition the majority of operations in a phased approach, which is expected to occur over the 12 month period following the Closing Date, and the Company has executed new asset management and property management agreements with a number of the PROs for all or a part of this transitionary period at newly negotiated management fees. In connection with the internalization, on July 1, 2024, 11,906,167 subordinated performance units and DownREIT subordinated performance units converted into 17,984,787 OP units and DownREIT OP units.
•On July 29, 2024, the Company repaid in full the remaining $145.0 million of Term Loan Tranche B using the revolving line of credit.
•On July 30, 2024, a joint venture between a subsidiary of NSA and a state pension fund advised by Heitman Capital Management, LLC (the "2023 Joint Venture") acquired a portfolio of five self storage properties for approximately $71.9 million. The venture financed the acquisition with capital contributions from the venture members, of which the Company contributed approximately $18.0 million.
David Cramer, President and Chief Executive Officer, commented, “We are focused on the internalization of the PRO structure that we announced in early June and closed on July 1st. We’ve made significant progress on our strategic initiatives over the past few quarters, including the sale of non-core assets, repayment of floating rate debt, formation of two new joint ventures, repurchase of common shares, and now the internalization of the PRO structure, all of which position NSA for growth going forward. I'd like to acknowledge and thank our PROs and the NSA team members for the significant time and effort that they have devoted to these initiatives as well as our People, Process and Platform projects, which we expect will significantly benefit our results going forward.”

Mr. Cramer further commented, “We continue to feel pressure on operating results in this very competitive environment due to factors including less demand as a result of a muted housing market and the absorption of new supply, which is felt most prominently in the Sunbelt markets. We believe that these pressures will remain throughout the back half of the year. We also acknowledge that the transition of the PRO-managed stores creates an additional lift for our team in the near-term. We are acutely focused on navigating today’s challenges and remain well-positioned to benefit when sector headwinds subside.”
Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Growth	2024	2023	Growth
Net income	$32,280	$45,476	(29.0)%	$127,368	$85,868	48.3%

Funds From Operations ("FFO")(1)	$70,118	$88,478	(20.8)%	$142,012	$172,744	(17.8)%
Add back acquisition costs	480	239	100.8%	987	1,083	(8.9)%
Add integration and executive severance costs(2)	626	—	—%	626	—	—%
Subtract casualty-related recoveries(3)	—	(522)	—%	—	(522)	—%
Add loss on early extinguishment of debt	—	—	—%	—	758	—%
Core FFO(1)	$71,224	$88,195	(19.2)%	$143,625	$174,063	(17.5)%

Earnings per share - basic and diluted	$0.16	$0.28	(42.9)%	$0.85	$0.56	51.8%

FFO per share and unit(1)	$0.61	$0.68	(10.3)%	$1.20	$1.32	(9.1)%
Core FFO per share and unit(1)	$0.62	$0.68	(8.8)%	$1.22	$1.34	(9.0)%

(1)
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

(2)	Integration and executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating income (expense)" in our condensed consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)	Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations.
Net income decreased $13.2 million for the second quarter of 2024 and increased $41.5 million for the six months ended June 30, 2024 ("year-to-date") as compared to the same periods in 2023. The decrease in net income in the second quarter of 2024 was primarily due to a decrease in NOI, primarily driven by (i) the sale of 32 self storage properties to a third party in December 2023, (ii) the contribution of 56 self storage properties to a joint venture between a subsidiary of NSA and a subsidiary of Heitman Capital Management, LLC (the "2024 Joint Venture"), in the first quarter of 2024, and (iii) the sale of 40 self storage properties to third parties in the six months ended June 30, 2024, partially offset by decreases in depreciation expense of $10.0 million and interest expense of $2.5 million. The year-to-date increase in net income resulted primarily from the gain on the sale of 40 self storage properties to third parties and 56 self storage properties contributed to the 2024 Joint Venture during the six months ended June 30, 2024.
The decreases in FFO and Core FFO for the second quarter of 2024 and year-to-date were the result of a decrease in NOI of 14.1% and 11.3%, respectively, which were partially offset by a decrease in interest expense of 6.2% and 3.0%, respectively, as compared to the same periods in 2023. The decrease in FFO and Core FFO per share and unit for the second quarter of 2024 and year-to-date was largely driven by a decrease in same store NOI and an increase in general and administrative expenses.

Same Store Operating Results (776 Stores)

($ in thousands, except per square foot data)	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Growth	2024	2023	Growth
Total revenues	$174,182	$179,243	(2.8)%	$348,053	$355,771	(2.2)%
Property operating expenses	49,840	47,576	4.8%	99,495	95,108	4.6%
Net Operating Income (NOI)	$124,342	$131,667	(5.6)%	$248,558	$260,663	(4.6)%
NOI Margin	71.4%	73.5%	(2.1)%	71.4%	73.3%	(1.9)%

Average Occupancy	86.4%	89.6%	(3.2)%	86.0%	89.5%	(3.5)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.66	$15.57	0.6%	$15.73	$15.50	1.5%

Year-over-year same store total revenues decreased 2.8% for the second quarter of 2024 and 2.2% year-to-date as compared to the same period in 2023. The decrease for the second quarter was driven primarily by a 320 basis point decrease in average occupancy, partially offset by a 0.6% increase in average annualized rental revenue per occupied square foot. The year-to-date same store total revenue decrease was driven primarily by a 350 basis point decrease in average occupancy, partially offset by a 1.5% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth for the second quarter of 2024 include: San Juan, Wichita and New Orleans. Markets which generated below portfolio average same store total revenue growth for the second quarter of 2024 include: Atlanta, Phoenix and Sarasota-Bradenton.
Year-over-year same store property operating expenses increased 4.8% for the second quarter of 2024 and 4.6% year-to-date as compared to the same periods in 2023. The increases primarily resulted from increases in marketing and insurance expense.
Disposition and Investment Activity
During the second quarter, NSA invested $25.2 million in the acquisition of three self storage properties completed under a 1031 exchange, consisting of approximately 200,000 rentable square feet configured in approximately 1,300 storage units. Total consideration for these acquisitions included approximately $25.1 million of net cash and the assumption of approximately $0.1 million of other liabilities.
During the second quarter, NSA sold one self storage property, consisting of approximately 155,000 rentable square feet configured in approximately 1,000 storage units for approximately $8.0 million.
On July 1, 2024, as part of the internalization of the PRO structure, the Company paid consideration in cash and equity for the purchase of the PRO management contracts and, in some cases, their brand names and related intellectual property at a value of approximately $34.6 million and to acquire certain rights with respect to each PROs' tenant insurance programs at a value of approximately $60.3 million. The total cash and equity consideration for these transactions consisted of approximately $32.6 million in cash and the issuance of 1,548,866 OP units. On June 28, 2024, NSA repurchased 194,888 subordinated performance units for approximately $8.5 million in cash in connection with the PRO structure internalization.
Balance Sheet
During the second quarter, NSA repurchased 1,908,397 of the Company's common shares for approximately $71.6 million under the previously approved share repurchase program.
Common Share Dividends
On May 16, 2024, NSA's Board of Trustees declared a quarterly cash dividend of $0.56 per common share. The second quarter 2024 dividend was paid on June 28, 2024 to shareholders of record as of June 14, 2024.

2024 Guidance
The following table outlines NSA's updated and prior Core FFO guidance estimates and related assumptions for the year ended December 31, 2024. The Company's revisions to Core FFO guidance estimates are primarily driven by lower same store growth assumptions. Certain line items in the table below have been adjusted for the impact of the internalization of the PRO structure, such as general and administrative expenses, management fees and other revenue, and subordinated performance unit distributions. Additionally, the Core FFO per share guidance incorporates an estimated weighted average share count of approximately 135.0 million beginning July 1, 2024, or approximately 126.6 million for the full year 2024.

	Current Ranges for Full Year 2024		Prior Ranges for Full Year 2024		Actual Results for Full Year 2023
	Low	High	Low	High
Core FFO per share(1)	$2.36	$2.44	$2.40	$2.56	$2.69

Same store operations(2)
Total revenue growth	(3.75)%	(2.25)%	(4.0)%	0.0%	2.4%
Property operating expenses growth	3.5%	5.0%	3.0%	5.0%	4.7%
NOI growth	(6.5)%	(4.5)%	(6.0)%	(2.0)%	1.6%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$50.0	$52.0	$54.5	$56.5	$52.6
Equity-based compensation, in millions	$7.75	$8.25	$7.25	$7.75	$6.7

Management fees and other revenue, in millions	$39.5	$41.5	$32.0	$34.0	$34.4
Core FFO from unconsolidated real estate ventures, in millions	$22.0	$24.0	$23.5	$25.5	$24.6

Subordinated performance unit distributions, in millions	$21.6	$21.6	$40.0	$44.0	$49.0

Acquisitions of self storage properties, in millions	$100.0	$300.0	$100.0	$300.0	$229.5

	Current Ranges for Full Year 2024		Prior Ranges for Full Year 2024
	Low	High	Low	High
Earnings per share - diluted	$1.10	$1.17	$1.31	$1.48
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.18	0.11	0.05	(0.01)
Add real estate depreciation and amortization	1.45	1.49	1.57	1.66
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.11	0.13	0.11	0.09
Add NSA's share of FFO of unconsolidated real estate ventures	0.17	0.19	0.20	0.22
FFO attributable to subordinated unitholders	(0.17)	(0.17)	(0.34)	(0.38)
Less gain on sale of self storage properties	(0.50)	(0.50)	(0.51)	(0.51)
Add integration and executive severance costs	0.01	0.01	—	—
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01	0.01	0.01
Core FFO per share and unit	$2.36	$2.44	$2.40	$2.56

(1) The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2) 2024 guidance reflects NSA's 2024 same store pool comprising 776 stores. 2023 actual results reflect NSA's 2023 same store pool comprising 724 stores.

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 5, 2024.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Daylight Time on Tuesday, August 6, 2024 to discuss its second quarter 2024 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, August 6, 2024, 1:00 pm EDT
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the upcoming 2024 BofA Securities Global Real Estate Conference on September 10-11, 2024, in New York City, New York.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of June 30, 2024, the Company held ownership interests in and operated 1,052 self storage properties located in 42 states and Puerto Rico with approximately 68.8 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; and the Company's guidance estimates for the year ended December 31, 2024. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
REVENUE
Rental revenue	$174,369	$199,311	$354,751	$393,440
Other property-related revenue	6,557	7,613	13,249	14,420
Management fees and other revenue	9,522	8,587	18,596	15,644
Total revenue	190,448	215,511	386,596	423,504
OPERATING EXPENSES
Property operating expenses	52,201	57,094	106,895	113,577
General and administrative expenses	16,189	14,404	31,863	29,225
Depreciation and amortization	46,710	56,705	94,041	112,163
Other	3,375	3,220	6,867	4,393
Total operating expenses	118,475	131,423	239,666	259,358
OTHER INCOME (EXPENSE)
Interest expense	(37,228)	(39,693)	(75,345)	(77,641)
Loss on early extinguishment of debt	—	—	—	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(4,449)	1,861	(6,079)	3,539
Acquisition costs	(480)	(239)	(987)	(1,083)
Non-operating income (expense)	337	196	435	(402)
Gain on sale of self storage properties	2,668	—	63,841	—
Other expense, net	(39,152)	(37,875)	(18,135)	(76,345)
Income before income taxes	32,821	46,213	128,795	87,801
Income tax expense	(541)	(737)	(1,427)	(1,933)
Net income	32,280	45,476	127,368	85,868
Net income attributable to noncontrolling interests	(15,218)	(16,028)	(51,279)	(27,461)
Net income attributable to National Storage Affiliates Trust	17,062	29,448	76,089	58,407
Distributions to preferred shareholders	(5,110)	(5,119)	(10,220)	(8,799)
Net income attributable to common shareholders	$11,952	$24,329	$65,869	$49,608

Earnings per share - basic and diluted	$0.16	$0.28	$0.85	$0.56

Weighted average shares outstanding - basic and diluted	75,160	88,312	77,698	88,902

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Real estate
Self storage properties	$5,818,388	$5,792,174
Less accumulated depreciation	(961,977)	(874,359)
Self storage properties, net	4,856,411	4,917,815
Cash and cash equivalents	58,975	64,980
Restricted cash	8,064	22,713
Debt issuance costs, net	7,055	8,442
Investment in unconsolidated real estate ventures	230,295	211,361
Other assets, net	138,522	134,002
Assets held for sale, net	—	550,199
Operating lease right-of-use assets	21,779	22,299
Total assets	$5,321,101	$5,931,811
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,365,836	$3,658,205
Accounts payable and accrued liabilities	93,042	92,766
Interest rate swap liabilities	—	3,450
Operating lease liabilities	23,731	24,195
Deferred revenue	21,427	27,354
Total liabilities	3,504,036	3,805,970
Equity
Series A Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 9,017,588 issued and outstanding at June 30, 2024 and December 31, 2023, respectively, at liquidation preference	225,439	225,439
Series B Preferred shares of beneficial interest, par value $0.01 per share. 7,000,000 authorized, 5,668,128 and 5,668,128 issued and outstanding at June 30, 2024 and December 31, 2023, respectively, at liquidation preference	115,212	115,212
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 75,169,162 and 82,285,995 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	752	823
Additional paid-in capital	1,293,694	1,509,563
Distributions in excess of earnings	(469,768)	(449,907)
Accumulated other comprehensive income	25,881	21,058
Total shareholders' equity	1,191,210	1,422,188
Noncontrolling interests	625,855	703,653
Total equity	1,817,065	2,125,841
Total liabilities and equity	$5,321,101	$5,931,811

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$32,280	$45,476	$127,368	$85,868
Add (subtract):
Real estate depreciation and amortization	46,339	56,398	93,302	111,551
Equity in losses (earnings) of unconsolidated real estate ventures	4,449	(1,861)	6,079	(3,539)
Company's share of FFO in unconsolidated real estate ventures	6,177	6,176	11,862	12,325
Gain on sale of self storage properties	(2,668)	—	(63,841)	—
Distributions to preferred shareholders and unitholders	(5,568)	(5,402)	(11,136)	(9,365)
FFO attributable to subordinated performance units(1)	(10,891)	(12,309)	(21,622)	(24,096)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	70,118	88,478	142,012	172,744
Add (subtract):
Acquisition costs	480	239	987	1,083
Integration and executive severance costs(2)	626	—	626	—
Casualty-related recoveries(3)	—	(522)	—	(522)
Loss on early extinguishment of debt	—	—	—	758
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$71,224	$88,195	$143,625	$174,063

Weighted average shares and units outstanding - FFO and Core FFO:(4)
Weighted average shares outstanding - basic	75,160	88,312	77,698	88,902
Weighted average restricted common shares outstanding	21	28	22	26
Weighted average OP units outstanding	37,644	38,755	37,638	38,746
Weighted average DownREIT OP unit equivalents outstanding	2,120	2,120	2,120	2,120
Weighted average LTIP units outstanding	673	523	683	537
Total weighted average shares and units outstanding - FFO and Core FFO	115,618	129,738	118,161	130,331

FFO per share and unit	$0.61	$0.68	$1.20	$1.32
Core FFO per share and unit	$0.62	$0.68	$1.22	$1.34

(1)	Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2)	Integration and executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating income (expense)" in our condensed consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)	Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations.
(4)
NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(5) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)
Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Earnings per share - diluted	$0.16	$0.28	$0.85	$0.56
Impact of the difference in weighted average number of shares(5)	(0.06)	(0.09)	(0.29)	(0.18)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(6)	0.13	0.12	0.42	0.21
Add real estate depreciation and amortization	0.40	0.43	0.79	0.85
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.04	(0.02)	0.05	(0.03)
Add Company's share of FFO in unconsolidated real estate ventures	0.05	0.05	0.10	0.09
Subtract gain on sale of self storage properties	(0.02)	—	(0.54)	—
FFO attributable to subordinated performance unitholders	(0.09)	(0.09)	(0.18)	(0.18)
FFO per share and unit	0.61	0.68	1.20	1.32
Add acquisition costs	—	—	0.01	0.01
Add integration and executive severance costs	0.01	—	0.01	—
Add loss on early extinguishment of debt	—	—	—	0.01
Core FFO per share and unit	$0.62	$0.68	$1.22	$1.34

(5)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(6)
Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(5).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$32,280	$45,476	$127,368	$85,868
(Subtract) add:
Management fees and other revenue	(9,522)	(8,587)	(18,596)	(15,644)
General and administrative expenses	16,189	14,404	31,863	29,225
Other	3,375	3,220	6,867	4,393
Depreciation and amortization	46,710	56,705	94,041	112,163
Interest expense	37,228	39,693	75,345	77,641
Equity in losses (earnings) of unconsolidated real estate ventures	4,449	(1,861)	6,079	(3,539)
Loss on early extinguishment of debt	—	—	—	758
Acquisition costs	480	239	987	1,083
Income tax expense	541	737	1,427	1,933
Gain on sale of self storage properties	(2,668)	—	(63,841)	—
Non-operating (income) expense	(337)	(196)	(435)	402
Net Operating Income	$128,725	$149,830	$261,105	$294,283

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$32,280	$45,476	$127,368	$85,868
Add:
Depreciation and amortization	46,710	56,705	94,041	112,163
Company's share of unconsolidated real estate ventures depreciation and amortization	5,141	4,315	9,693	8,786
Interest expense	37,228	39,693	75,345	77,641
Income tax expense	541	737	1,427	1,933
Loss on early extinguishment of debt	—	—	—	758
EBITDA	121,900	146,926	307,874	287,149
Add (subtract):
Acquisition costs	480	239	987	1,083
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	5,485	—	8,249	—
Gain on sale of self storage properties	(2,668)	—	(63,841)	—
Integration and executive severance costs, excluding equity-based compensation(2)	223	—	223	—
Casualty-related recoveries(3)	—	(522)	—	(522)
Equity-based compensation expense	2,331	1,677	4,186	3,326
Adjusted EBITDA	$127,751	$148,320	$257,678	$291,036

(1)
Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

(2)	Integration and executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating income (expense)" in our condensed consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)	Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations

Supplemental Schedule 3

Portfolio Summary
As of June 30, 2024
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	175	80,652	11,271,809	87.7%	Texas	197	94,846	12,970,392	88.1%
California	86	51,371	6,473,778	86.7%	Florida	103	58,867	6,685,063	86.7%
Florida	76	43,833	4,969,210	86.5%	California	98	58,020	7,253,240	86.7%
Oregon	70	29,264	3,661,064	90.3%	Georgia	72	33,626	4,611,479	84.5%
Georgia	50	22,019	3,024,142	83.8%	Oregon	70	29,264	3,661,064	90.3%
Arizona	34	18,894	2,183,631	83.4%	Oklahoma	39	17,616	2,443,101	88.2%
North Carolina	34	16,760	2,096,937	89.4%	Arizona	36	19,901	2,293,736	82.9%
Oklahoma	33	15,297	2,136,981	87.9%	North Carolina	34	16,760	2,096,937	89.4%
Louisiana	25	11,452	1,389,381	83.0%	Ohio	27	14,878	1,853,164	88.0%
Pennsylvania	22	10,440	1,296,020	83.4%	Louisiana	25	11,452	1,389,381	83.0%
Colorado	22	9,480	1,195,684	91.1%	Alabama	25	11,638	1,773,110	82.8%
Washington	19	6,638	872,069	87.8%	Michigan	25	15,933	2,018,423	89.8%
Puerto Rico	15	12,868	1,393,475	91.7%	Pennsylvania	25	12,074	1,456,490	84.1%
Nevada	15	7,570	964,890	87.2%	Colorado	22	9,480	1,195,684	91.1%
New Hampshire	15	7,159	893,985	86.0%	Kansas	21	7,774	1,068,725	89.8%
Kansas	14	4,925	669,676	88.7%	New Jersey	20	13,495	1,602,176	85.9%
Indiana	12	6,531	827,524	84.4%	Tennessee	20	10,250	1,311,484	89.9%
Alabama	11	6,120	947,722	79.1%	Washington	19	6,638	872,069	87.8%
New Mexico	10	5,515	719,177	86.6%	Nevada	19	9,188	1,217,383	87.4%
Other(1)	73	40,299	5,076,970	84.6%	Indiana	19	9,822	1,286,329	85.7%
Total	811	407,087	52,064,125	86.7%	Puerto Rico	15	12,868	1,393,475	91.7%
					Massachusetts	15	11,059	1,210,376	86.3%
					New Hampshire	15	7,159	893,985	86.0%
					Minnesota	12	5,728	732,545	87.4%
					Illinois	10	6,766	728,608	87.5%
					New Mexico	10	5,515	719,177	86.6%
					Other(2)	59	31,610	4,042,730	85.7%
					Total	1,052	542,227	68,780,326	87.1%

(1)
Other states in NSA's owned portfolio as of June 30, 2024 include Arkansas, Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, Montana, New Jersey, New York, Ohio, South Carolina, Tennessee, Utah, Virginia, Wisconsin and Wyoming.

(2)
Other states in NSA's operated portfolio as of June 30, 2024 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Missouri, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2024 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other Liabilities	Total

June 30, 2024	3	1,291	200,313	$25,063	$—	$174	$25,237

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2024	56	24,015	3,227,743	346,194	—	2,237	348,431
Total Investments(4)	59	25,306	3,428,056	$371,257	$—	$2,411	$373,668

2024 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Net Proceeds
Self Storage Properties sold to 3rd Parties
March 31, 2024	39	17,610	2,417,135	$265,063
June 30, 2024	1	1,066	155,113	8,035

Self Storage Properties contributed to Joint Venture
March 31, 2024	56	24,015	3,227,743	343,714
Total Dispositions and Divestitures(5)	96	42,691	5,799,991	$616,812

(3)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4)
NSA through its unconsolidated real estate ventures and wholly-owned portfolio acquired self storage properties located in Georgia (11), Indiana (7), Kansas (7), Missouri (2), Ohio (12), Tennessee (6) and Texas (14).

(5)
NSA disposed of self storage properties are located in California (1), Georgia (11), Illinois (4), Indiana (9), Kansas (9), Louisiana (6), Missouri (9), Mississippi (3), Ohio (12), South Carolina (1), Tennessee (6) and Texas (25).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of June 30, 2024									(with Negative Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2024	2025	2026	2027	2028	2029	2030	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	6.71%	Variable(3)	January 2027	$—	$—	$—	$222,000	$—	$—	$—	$—	$222,000
Term loan - Tranche B(4)	2.95%	Swapped To Fixed(5)	July 2024	145,000	—	—	—	—	—	—	—	145,000
Term loan - Tranche C	2.93%	Swapped To Fixed(5)	January 2025	—	325,000	—	—	—	—	—	—	325,000
Term loan - Tranche D	3.96%	Swapped To Fixed	July 2026	—	—	275,000	—	—	—	—	—	275,000
Term loan - Tranche E	4.79%	Swapped To Fixed(5)	March 2027	—	—	—	130,000	—	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	75,000	—	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	100,000	—	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	—	285,000	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	35,000	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	—	—	65,000	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	—	120,000	—	—	—	120,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	—	—	100,000	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	100,000	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	150,000	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	—	—	35,000	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	75,000	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.60%	Fixed	August 2027 - October 2031	15,828	—	—	84,900	88,000	—	—	28,937	217,665
Total Principal/Weighted Average	4.20%		4.7 years	$160,828	$325,000	$375,000	$436,900	$383,000	$485,000	$260,000	$948,937	$3,374,665
Weighted average effective interest rate of maturing debt				3.08%	2.93%	4.22%	5.64%	5.05%	4.86%	3.41%	3.70%
Unamortized debt issuance costs and debt premium, net												(8,829)
Total Debt												$3,365,836

(1)	Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2)	NSA may, at its election, extend the maturity date of the revolving line of credit to January 2028, subject to meeting customary conditions and payment of an extension fee.
(3)
For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of .10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings.

(4)	Term loan - Tranche B was repaid in full on July 29, 2024 using the revolving line of credit.
(5)
NSA has $250 million of interest rate swaps that mature in August 2024, and effectively fix Daily Simple SOFR at 1.59%. The impact of these interest rate swaps are reflected in the effective interest rates shown herein, with the notional amount allocated by tranche as follows: Tranche B ($145 million), Tranche C ($100 million), Tranche E ($5 million).

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of June 30, 2024
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.5x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	2.9x
Total Leverage Ratio	< 60.0%	42.5%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series B cumulative redeemable preferred shares of beneficial interest(5)	4,608,445
6.000% Series A-1 cumulative redeemable preferred units	1,212,340

Common Shares and Units

	Outstanding as June 30, 2024	As of July 1, 2024(6)
Common shares of beneficial interest	75,149,671	75,149,671
Restricted common shares	19,491	19,225
Total shares outstanding	75,169,162	75,168,896
Operating partnership units	37,464,684	53,349,614
DownREIT operating partnership unit equivalents	2,120,491	5,769,214
Total operating partnership units	39,585,175	59,118,828
Long-term incentive plan units(7)	662,270	662,270
Total shares and Class A equivalents outstanding	115,416,607	134,949,994
Subordinated performance units	7,772,693	—
DownREIT subordinated performance unit equivalents	4,133,474	—
Total subordinated partnership units	11,906,167	—
Total common shares and units outstanding	127,322,774	134,949,994

(5)
We have reflected 4,608,445 Series B Preferred Shares herein, which corresponds to the $115.2 million liquidation preference reflected on the balance sheet at June 30, 2024, although the Company’s balance sheet describes 5,668,128 Series B Preferred Shares issued and outstanding at June 30, 2024. As part of a March 16, 2023 property acquisition of 15 properties from an affiliate of Personal Mini, the Company recorded a $26.1 million promissory note receivable from the Personal Mini affiliate, and the affiliate of Personal Mini used the loan proceeds to acquire $26.1 million of subordinated performance units. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

(6)
The July 1, 2024 balance reflects the conversion of all subordinated performance units (including each DownREIT subordinated performance unit) into OP units effective July 1, 2024, in connection with the internalization of the PRO structure, at a weighted average conversion ratio of approximately 1.51. The conversion ratios were calculated by dividing the average cash available for distribution (CAD) per subordinated performance unit by 110% of the CAD per OP unit over a one-year period ending December 31, 2023. The July 1, 2024 balance also includes 775,210 OP units issued in connection with the purchase of the PRO management contracts and specified intellectual property, and 773,656 OP units issued in connection with the purchase of rights to the PRO tenant insurance business. These newly issued OP units, as well as OP units issued upon conversion of SP units, will generally have a one-year lockup on resales.

(7)	Balances exclude 208,400 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Real Estate Venture Balance Sheet Data as of June 30, 2024
				Number of Stores at June 30,			Occupancy at Period End
Real Estate Ventures	Carrying Value of NSA's Investment(1)	Gross Book Value of Real Estate Assets	Outstanding Debt	2024	2023	Total Rentable Square Feet	Q2 2024	Q2 2023
2016 Joint Venture	$102,139	$925,289	$357,912	81	81	5,657,024	88.4%	88.4%
2018 Joint Venture	101,866	1,280,387	645,773	104	104	7,831,434	88.8%	90.2%
2024 Joint Venture	26,290	342,247	208,907	56	—	3,227,743	88.0%	—
Total	$230,295	$2,547,923	$1,212,592	241	185	16,716,201	88.5%	89.4%

Combined Operating Information(2)

	Three Months Ended June 30, 2024				Six Months Ended June 30, 2024
	2016 Joint Venture	2018 Joint Venture	2024 Joint Venture	Total	2016 Joint Venture	2018 Joint Venture	2024 Joint Venture	Total
Total revenue	$22,562	$28,487	$9,667	$60,716	$45,289	$56,907	$14,616	$116,812
Property operating expenses	7,185	8,396	3,868	19,449	14,258	16,999	5,795	37,052
Net operating income	15,377	20,091	5,799	41,267	31,031	39,908	8,821	79,760
Supervisory, administrative and other expenses	(1,632)	(1,750)	(493)	(3,875)	(3,276)	(3,495)	(762)	(7,533)
Depreciation and amortization	(5,765)	(10,053)	(4,746)	(20,564)	(11,563)	(20,102)	(7,105)	(38,770)
Interest expense	(3,270)	(7,145)	(3,240)	(13,655)	(6,540)	(14,289)	(4,926)	(25,755)
Acquisition and other (expenses) income	(13)	902	15	904	(11)	882	(26)	845
Net income (loss)	$4,697	$2,045	$(2,665)	$4,077	$9,641	$2,904	$(3,998)	$8,547
Add (subtract):
Unconsolidated real estate venture real estate depreciation and amortization	5,765	10,053	4,746	20,564	11,563	20,102	7,105	38,770
FFO and Core FFO for unconsolidated real estate ventures	$10,462	$12,098	$2,081	$24,641	$21,204	$23,006	$3,107	$47,317

(1)	NSA's investment in its unconsolidated real estate ventures are recorded under the equity method of accounting. Under the equity method, NSA’s investments in unconsolidated real estate ventures are stated at cost and adjusted for NSA’s share of net earnings or losses and reduced by distributions.
(2)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2024 compared to Three Months Ended June 30, 2023

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	2Q 2024	2Q 2023	Growth	2Q 2024	2Q 2023	Growth	2Q 2024	2Q 2023	Growth	2Q 2024	2Q 2023	Growth
Portland-Vancouver-Hillsboro, OR-WA	52	$11,056	$11,364	(2.7)%	$2,864	$2,581	11.0%	$8,192	$8,783	(6.7)%	74.1%	77.3%	(3.2)%
Riverside-San Bernardino-Ontario, CA	48	13,431	13,891	(3.3)%	3,087	2,817	9.6%	10,344	11,074	(6.6)%	77.0%	79.7%	(2.7)%
Houston-The Woodlands-Sugar Land, TX	37	8,126	8,378	(3.0)%	2,845	3,074	(7.4)%	5,281	5,304	(0.4)%	65.0%	63.3%	1.7%
Atlanta-Sandy Springs-Alpharetta, GA	30	5,933	6,496	(8.7)%	1,655	1,438	15.1%	4,278	5,058	(15.4)%	72.1%	77.9%	(5.8)%
Dallas-Fort Worth-Arlington, TX	27	4,931	5,051	(2.4)%	1,866	1,743	7.1%	3,065	3,308	(7.3)%	62.2%	65.5%	(3.3)%
Phoenix-Mesa-Chandler, AZ	25	5,810	6,238	(6.9)%	1,502	1,545	(2.8)%	4,308	4,693	(8.2)%	74.1%	75.2%	(1.1)%
McAllen-Edinburg-Mission, TX	21	4,643	4,910	(5.4)%	1,282	1,336	(4.0)%	3,361	3,574	(6.0)%	72.4%	72.8%	(0.4)%
Oklahoma City, OK	20	3,301	3,339	(1.1)%	958	834	14.9%	2,343	2,505	(6.5)%	71.0%	75.0%	(4.0)%
Brownsville-Harlingen, TX	16	2,876	2,999	(4.1)%	786	837	(6.1)%	2,090	2,162	(3.3)%	72.7%	72.1%	0.6%
San Antonio-New Braunfels, TX	15	2,796	2,982	(6.2)%	806	1,183	(31.9)%	1,990	1,799	10.6%	71.2%	60.3%	10.9%
North Port-Sarasota-Bradenton, FL	15	4,433	4,850	(8.6)%	1,427	1,351	5.6%	3,006	3,499	(14.1)%	67.8%	72.1%	(4.3)%
Los Angeles-Long Beach-Anaheim, CA	14	6,039	6,221	(2.9)%	1,510	1,401	7.8%	4,529	4,820	(6.0)%	75.0%	77.5%	(2.5)%
Colorado Springs, CO	14	2,160	2,205	(2.0)%	655	682	(4.0)%	1,505	1,523	(1.2)%	69.7%	69.1%	0.6%
San Juan-Bayamón-Caguas, PR	14	9,110	8,768	3.9%	1,735	1,706	1.7%	7,375	7,062	4.4%	81.0%	80.5%	0.5%
Tulsa, OK	13	2,074	2,089	(0.7)%	586	524	11.8%	1,488	1,565	(4.9)%	71.7%	74.9%	(3.2)%
Shreveport-Bossier City, LA	12	1,570	1,623	(3.3)%	535	479	11.7%	1,035	1,144	(9.5)%	65.9%	70.5%	(4.6)%
Austin-Round Rock-Georgetown, TX	12	3,348	3,444	(2.8)%	1,084	1,067	1.6%	2,264	2,377	(4.8)%	67.6%	69.0%	(1.4)%
Las Vegas-Henderson-Paradise, NV	12	2,722	2,773	(1.8)%	685	683	0.3%	2,037	2,090	(2.5)%	74.8%	75.4%	(0.6)%
New Orleans-Metairie, LA	12	2,215	2,213	0.1%	671	645	4.0%	1,544	1,568	(1.5)%	69.7%	70.9%	(1.2)%
Wichita, KS	12	1,757	1,731	1.5%	594	543	9.4%	1,163	1,188	(2.1)%	66.2%	68.6%	(2.4)%
Other MSAs	355	75,851	77,678	(2.4)%	22,707	21,107	7.6%	53,144	56,571	(6.1)%	70.1%	72.8%	(2.7)%
Total/Weighted Average	776	$174,182	$179,243	(2.8)%	$49,840	$47,576	4.8%	$124,342	$131,667	(5.6)%	71.4%	73.5%	(2.1)%

2023 Same Store Pool(2)	723	$162,629	$167,861	(3.1)%	$46,116	$43,846	5.2%	$116,513	$124,015	(6.0)%	71.6%	73.9%	(2.3)%

2022 Same Store Pool(3)	565	$124,848	$129,929	(3.9)%	$34,787	$32,883	5.8%	$90,061	$97,046	(7.2)%	72.1%	74.7%	(2.6)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2024 compared to Three Months Ended June 30, 2023
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		2Q 2024	2Q 2023	Growth	2Q 2024	2Q 2023	Growth	2Q 2024	2Q 2023	Growth
Portland-Vancouver-Hillsboro, OR-WA	21,028	2,567,426	90.3%	89.9%	0.4%	89.2%	89.7%	(0.5)%	$18.68	$19.15	(2.5)%
Riverside-San Bernardino-Ontario, CA	26,483	3,609,608	87.3%	91.6%	(4.3)%	86.8%	91.9%	(5.1)%	16.36	16.14	1.4%
Houston-The Woodlands-Sugar Land, TX	18,046	2,764,616	89.2%	92.7%	(3.5)%	88.2%	92.5%	(4.3)%	12.77	12.50	2.2%
Atlanta-Sandy Springs-Alpharetta, GA	14,265	1,993,504	83.8%	88.9%	(5.1)%	82.4%	88.4%	(6.0)%	13.93	14.30	(2.6)%
Dallas-Fort Worth-Arlington, TX	12,367	1,617,072	84.4%	88.1%	(3.7)%	84.2%	87.9%	(3.7)%	14.13	14.01	0.9%
Phoenix-Mesa-Chandler, AZ	14,760	1,657,056	84.1%	87.3%	(3.2)%	84.0%	87.2%	(3.2)%	16.22	16.78	(3.3)%
McAllen-Edinburg-Mission, TX	9,672	1,450,505	90.8%	92.4%	(1.6)%	90.4%	92.9%	(2.5)%	13.49	14.11	(4.4)%
Oklahoma City, OK	9,185	1,325,077	88.0%	92.8%	(4.8)%	87.6%	93.4%	(5.8)%	10.89	10.34	5.3%
Brownsville-Harlingen, TX	6,569	943,971	88.9%	94.5%	(5.6)%	89.2%	93.9%	(4.7)%	13.20	13.47	(2.0)%
San Antonio-New Braunfels, TX	6,492	840,270	84.0%	88.9%	(4.9)%	83.8%	89.3%	(5.5)%	15.36	15.18	1.2%
North Port-Sarasota-Bradenton, FL	9,413	959,993	85.0%	87.7%	(2.7)%	84.4%	87.6%	(3.2)%	21.04	22.12	(4.9)%
Los Angeles-Long Beach-Anaheim, CA	9,768	1,068,049	88.0%	90.9%	(2.9)%	87.1%	91.5%	(4.4)%	24.67	24.59	0.3%
Colorado Springs, CO	5,639	707,634	90.1%	92.6%	(2.5)%	87.3%	91.2%	(3.9)%	13.45	13.12	2.5%
San Juan-Bayamón-Caguas, PR	12,428	1,347,416	91.5%	93.8%	(2.3)%	91.3%	93.3%	(2.0)%	28.77	27.15	6.0%
Tulsa, OK	6,112	811,904	87.6%	90.6%	(3.0)%	87.1%	91.0%	(3.9)%	11.17	10.77	3.7%
Shreveport-Bossier City, LA	5,102	669,571	84.1%	91.1%	(7.0)%	84.3%	91.2%	(6.9)%	10.55	10.14	4.0%
Austin-Round Rock-Georgetown, TX	6,853	918,604	85.8%	89.7%	(3.9)%	84.8%	88.7%	(3.9)%	16.85	16.81	0.2%
Las Vegas-Henderson-Paradise, NV	6,622	820,323	86.9%	87.1%	(0.2)%	87.1%	86.6%	0.5%	14.57	14.99	(2.8)%
New Orleans-Metairie, LA	6,046	679,860	82.3%	85.4%	(3.1)%	82.2%	85.3%	(3.1)%	15.56	14.81	5.1%
Wichita, KS	4,200	586,926	88.3%	92.4%	(4.1)%	87.5%	92.9%	(5.4)%	12.82	12.04	6.5%
Other MSAs	175,542	22,329,017	86.6%	88.8%	(2.2)%	86.0%	88.6%	(2.6)%	15.27	15.19	0.5%
Total/Weighted Average	386,592	49,668,402	87.0%	89.8%	(2.8)%	86.4%	89.6%	(3.2)%	$15.66	$15.57	0.6%

2023 Same Store Pool(2)	357,746	46,002,792	87.2%	90.1%	(2.9)%	86.6%	90.1%	(3.5)%	$15.74	$15.66	0.5%

2022 Same Store Pool(3)	274,389	35,001,203	87.3%	90.6%	(3.3)%	86.8%	90.6%	(3.8)%	$15.84	$15.86	(0.1)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2024 compared to Six Months Ended June 30, 2023

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2024	YTD 2023	Growth	YTD 2024	YTD 2023	Growth	YTD 2024	YTD 2023	Growth	YTD 2024	YTD 2023	Growth
Portland-Vancouver-Hillsboro, OR-WA	52	$21,896	$22,438	(2.4)%	$5,741	$5,279	8.8%	$16,155	$17,159	(5.9)%	73.8%	76.5%	(2.7)%
Riverside-San Bernardino-Ontario, CA	48	26,831	27,652	(3.0)%	6,165	5,747	7.3%	20,666	21,905	(5.7)%	77.0%	79.2%	(2.2)%
Houston-The Woodlands-Sugar Land, TX	37	16,250	16,707	(2.7)%	5,573	6,038	(7.7)%	10,677	10,669	0.1%	65.7%	63.9%	1.8%
Atlanta-Sandy Springs-Alpharetta, GA	30	12,031	12,716	(5.4)%	3,303	2,958	11.7%	8,728	9,758	(10.6)%	72.5%	76.7%	(4.2)%
Dallas-Fort Worth-Arlington, TX	27	9,871	10,017	(1.5)%	3,714	3,500	6.1%	6,157	6,517	(5.5)%	62.4%	65.1%	(2.7)%
Phoenix-Mesa-Chandler, AZ	25	11,594	12,519	(7.4)%	2,980	3,008	(0.9)%	8,614	9,511	(9.4)%	74.3%	76.0%	(1.7)%
McAllen-Edinburg-Mission, TX	21	9,335	9,756	(4.3)%	2,499	2,553	(2.1)%	6,836	7,203	(5.1)%	73.2%	73.8%	(0.6)%
Oklahoma City, OK	20	6,595	6,561	0.5%	1,861	1,732	7.4%	4,734	4,829	(2.0)%	71.8%	73.6%	(1.8)%
Brownsville-Harlingen, TX	16	5,766	5,934	(2.8)%	1,527	1,561	(2.2)%	4,239	4,373	(3.1)%	73.5%	73.7%	(0.2)%
San Antonio-New Braunfels, TX	15	5,590	6,032	(7.3)%	1,928	2,314	(16.7)%	3,662	3,718	(1.5)%	65.5%	61.6%	3.9%
North Port-Sarasota-Bradenton, FL	15	9,068	9,769	(7.2)%	2,831	2,612	8.4%	6,237	7,157	(12.9)%	68.8%	73.3%	(4.5)%
Los Angeles-Long Beach-Anaheim, CA	14	12,041	12,489	(3.6)%	2,879	2,820	2.1%	9,162	9,669	(5.2)%	76.1%	77.4%	(1.3)%
Colorado Springs, CO	14	4,264	4,345	(1.9)%	1,333	1,292	3.2%	2,931	3,053	(4.0)%	68.7%	70.3%	(1.6)%
San Juan-Bayamón-Caguas, PR	14	18,263	17,432	4.8%	3,452	3,272	5.5%	14,811	14,160	4.6%	81.1%	81.2%	(0.1)%
Tulsa, OK	13	4,153	4,115	0.9%	1,213	1,056	14.9%	2,940	3,059	(3.9)%	70.8%	74.3%	(3.5)%
Shreveport-Bossier City, LA	12	3,153	3,180	(0.8)%	1,049	969	8.3%	2,104	2,211	(4.8)%	66.7%	69.5%	(2.8)%
Austin-Round Rock-Georgetown, TX	12	6,676	6,866	(2.8)%	2,201	2,121	3.8%	4,475	4,745	(5.7)%	67.0%	69.1%	(2.1)%
Las Vegas-Henderson-Paradise, NV	12	5,418	5,628	(3.7)%	1,375	1,382	(0.5)%	4,043	4,246	(4.8)%	74.6%	75.4%	(0.8)%
New Orleans-Metairie, LA	12	4,372	4,462	(2.0)%	1,274	1,235	3.2%	3,098	3,227	(4.0)%	70.9%	72.3%	(1.4)%
Wichita, KS	12	3,511	3,435	2.2%	1,175	1,082	8.6%	2,336	2,353	(0.7)%	66.5%	68.5%	(2.0)%
Other MSAs	355	151,375	153,718	(1.5)%	45,422	42,577	6.7%	105,953	111,141	(4.7)%	70.0%	72.3%	(2.3)%
Total/Weighted Average	776	$348,053	$355,771	(2.2)%	$99,495	$95,108	4.6%	$248,558	$260,663	(4.6)%	71.4%	73.3%	(1.9)%

2023 Same Store Pool(2)	723	$325,040	$333,334	(2.5)%	$91,966	$87,716	4.8%	$233,074	$245,618	(5.1)%	71.7%	73.7%	(2.0)%

2022 Same Store Pool(3)	565	$249,694	$258,218	(3.3)%	$69,246	$65,807	5.2%	$180,448	$192,411	(6.2)%	72.3%	74.5%	(2.2)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2024 compared to Six Months Ended June 30, 2023
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2024	YTD 2023	Growth	YTD 2024	YTD 2023	Growth	YTD 2024	YTD 2023	Growth
Portland-Vancouver-Hillsboro, OR-WA	21,028	2,567,426	90.3%	89.9%	0.4%	87.4%	89.2%	(1.8)%	$18.91	$19.11	(1.0)%
Riverside-San Bernardino-Ontario, CA	26,483	3,609,608	87.3%	91.6%	(4.3)%	86.5%	91.8%	(5.3)%	16.40	16.14	1.6%
Houston-The Woodlands-Sugar Land, TX	18,046	2,764,616	89.2%	92.7%	(3.5)%	88.0%	92.3%	(4.3)%	12.81	12.46	2.8%
Atlanta-Sandy Springs-Alpharetta, GA	14,265	1,993,504	83.8%	88.9%	(5.1)%	81.9%	88.4%	(6.5)%	14.24	14.10	1.0%
Dallas-Fort Worth-Arlington, TX	12,367	1,617,072	84.4%	88.1%	(3.7)%	84.3%	88.0%	(3.7)%	14.16	13.93	1.7%
Phoenix-Mesa-Chandler, AZ	14,760	1,657,056	84.1%	87.3%	(3.2)%	84.0%	87.3%	(3.3)%	16.18	16.83	(3.9)%
McAllen-Edinburg-Mission, TX	9,672	1,450,505	90.8%	92.4%	(1.6)%	90.1%	93.2%	(3.1)%	13.61	13.97	(2.6)%
Oklahoma City, OK	9,185	1,325,077	88.0%	92.8%	(4.8)%	87.1%	93.0%	(5.9)%	10.95	10.27	6.6%
Brownsville-Harlingen, TX	6,569	943,971	88.9%	94.5%	(5.6)%	89.9%	93.2%	(3.3)%	13.25	13.42	(1.3)%
San Antonio-New Braunfels, TX	6,492	840,270	84.0%	88.9%	(4.9)%	83.1%	89.4%	(6.3)%	15.50	15.28	1.4%
North Port-Sarasota-Bradenton, FL	9,413	959,993	85.0%	87.7%	(2.7)%	84.4%	88.3%	(3.9)%	21.54	22.23	(3.1)%
Los Angeles-Long Beach-Anaheim, CA	9,768	1,068,049	88.0%	90.9%	(2.9)%	86.9%	91.7%	(4.8)%	24.80	24.63	0.7%
Colorado Springs, CO	5,639	707,634	90.1%	92.6%	(2.5)%	85.7%	89.8%	(4.1)%	13.54	13.22	2.4%
San Juan-Bayamón-Caguas, PR	12,428	1,347,416	91.5%	93.8%	(2.3)%	91.7%	93.6%	(1.9)%	28.73	26.90	6.8%
Tulsa, OK	6,112	811,904	87.6%	90.6%	(3.0)%	86.3%	91.0%	(4.7)%	11.29	10.66	5.9%
Shreveport-Bossier City, LA	5,102	669,571	84.1%	91.1%	(7.0)%	84.8%	90.8%	(6.0)%	10.53	10.05	4.8%
Austin-Round Rock-Georgetown, TX	6,853	918,604	85.8%	89.7%	(3.9)%	84.9%	88.7%	(3.8)%	16.85	16.80	0.3%
Las Vegas-Henderson-Paradise, NV	6,622	820,323	86.9%	87.1%	(0.2)%	87.0%	86.7%	0.3%	14.55	15.21	(4.3)%
New Orleans-Metairie, LA	6,046	679,860	82.3%	85.4%	(3.1)%	82.1%	86.5%	(4.4)%	15.37	14.74	4.3%
Wichita, KS	4,200	586,926	88.3%	92.4%	(4.1)%	87.5%	92.4%	(4.9)%	12.85	12.02	6.9%
Other MSAs	175,542	22,329,017	86.6%	88.8%	(2.2)%	85.6%	88.5%	(2.9)%	15.31	15.07	1.6%
Total/Weighted Average	386,592	49,668,402	87.0%	89.8%	(2.8)%	86.0%	89.5%	(3.5)%	$15.73	$15.50	1.5%

2023 Same Store Pool(2)	357,746	46,002,792	87.2%	90.1%	(2.9)%	86.3%	90.0%	(3.7)%	$15.81	$15.59	1.4%

2022 Same Store Pool(3)	274,389	35,001,203	87.3%	90.6%	(3.3)%	86.3%	90.5%	(4.2)%	$15.94	$15.81	0.8%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 7

Same Store Operating Data (776 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	YTD 2024	YTD 2023
Revenue
Rental revenue	$167,930	$167,775	$171,996	$174,671	$172,826	$335,705	$343,509
Other property-related revenue	6,252	6,096	6,318	6,540	6,417	12,348	12,262
Total revenue	174,182	173,871	178,314	181,211	179,243	348,053	355,771
Property operating expenses
Store payroll and related costs	12,293	12,368	12,169	12,290	12,124	24,661	24,804
Property tax expense	13,910	14,304	13,405	13,328	14,208	28,214	28,078
Utilities expense	4,571	4,855	4,666	5,681	4,386	9,426	9,307
Repairs & maintenance expense	4,012	3,891	3,632	3,984	3,687	7,903	7,555
Marketing expense	4,763	4,419	4,054	4,470	3,925	9,182	7,266
Insurance expense	2,657	2,514	2,596	2,481	2,385	5,171	3,985
Other property operating expenses	7,634	7,304	7,092	7,332	6,861	14,938	14,113
Total property operating expenses	49,840	49,655	47,614	49,566	47,576	99,495	95,108
Net operating income	$124,342	$124,216	$130,700	$131,645	$131,667	$248,558	$260,663

Net operating income margin	71.4%	71.4%	73.3%	72.6%	73.5%	71.4%	73.3%

Occupancy at period end	87.0%	85.9%	85.8%	88.3%	89.8%	87.0%	89.8%

Average occupancy	86.4%	85.6%	87.0%	89.2%	89.6%	86.0%	89.5%

Average annualized rental revenue per occupied square foot	$15.66	$15.80	$15.96	$15.81	$15.57	$15.73	$15.50

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	YTD 2024	YTD 2023
Rental revenue
Same store portfolio	$167,930	$167,775	$171,996	$174,671	$172,826	$335,705	$343,509
Non-same store portfolio	6,439	12,607	26,697	27,162	26,485	19,046	49,931
Total rental revenue	174,369	180,382	198,693	201,833	199,311	354,751	393,440
Other property-related revenue
Same store portfolio	6,252	6,096	6,318	6,540	6,417	12,348	12,262
Non-same store portfolio	305	596	1,184	1,224	1,196	901	2,158
Total other property-related revenue	6,557	6,692	7,502	7,764	7,613	13,249	14,420
Property operating expenses
Same store portfolio	49,840	49,655	47,614	49,566	47,576	99,495	95,108
Non-same store portfolio	2,361	5,039	9,214	9,015	9,518	7,400	18,469
Total property operating expenses	52,201	54,694	56,828	58,581	57,094	106,895	113,577

Net operating income	128,725	132,380	149,367	151,016	149,830	261,105	294,283
Management fees and other revenue	9,522	9,074	9,217	9,550	8,587	18,596	15,644
General and administrative expenses	(16,189)	(15,674)	(14,956)	(15,100)	(14,404)	(31,863)	(29,225)
Depreciation and amortization	(46,710)	(47,331)	(53,988)	(55,842)	(56,705)	(94,041)	(112,163)
Other	(3,375)	(3,492)	(2,577)	(4,138)	(3,220)	(6,867)	(4,393)
Interest expense	(37,228)	(38,117)	(45,441)	(43,065)	(39,693)	(75,345)	(77,641)
Loss on early extinguishment of debt	—	—	—	—	—	—	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(4,449)	(1,630)	2,084	1,930	1,861	(6,079)	3,539
Acquisition costs	(480)	(507)	(235)	(341)	(239)	(987)	(1,083)
Non-operating income (expense)	337	98	(590)	(24)	196	435	(402)
Gain on sale of self storage properties	2,668	61,173	63,910	—	—	63,841	—
Income tax (expense) benefit	(541)	(886)	1,265	(922)	(737)	(1,427)	(1,933)
Net Income	$32,280	$95,088	$108,056	$43,064	$45,476	$127,368	$85,868

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.66	$15.57	$15.73	$15.50
Total consolidated portfolio	15.59	15.09	15.65	15.03

Average Occupancy

Same store	86.4%	89.6%	86.0%	89.5%
Total consolidated portfolio	86.1%	89.0%	85.8%	88.8%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$3,025	$4,320	$5,796	$7,337
Value enhancing capital expenditures	346	2,450	2,172	3,744
Acquisitions capital expenditures	645	2,425	1,549	6,102
Total consolidated portfolio capital expenditures	$4,016	$9,195	$9,517	$17,183

Property Operating Expenses Detail

Store payroll and related costs	$12,965	$14,475	$26,487	$29,326
Property tax expense	14,508	17,506	30,434	34,573
Utilities expense	4,808	5,196	10,230	11,058
Repairs & maintenance expense	4,227	4,375	8,524	8,858
Marketing expense	4,918	4,763	9,717	8,722
Insurance expense	2,828	2,818	5,579	4,686
Other property operating expenses	7,947	7,961	15,924	16,354
Property operating expenses on the Company's statements of operations	$52,201	$57,094	$106,895	$113,577

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,076	$5,407	$10,149	$10,608
Equity-based compensation expense	2,331	1,677	4,186	3,326
Other general and administrative expenses	8,782	7,320	17,528	15,291
General and administrative expenses on the Company's statements of operations	$16,189	$14,404	$31,863	$29,225

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, integration costs, executive severance costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures, including the removal of the non-cash effect of applying hypothetical liquidation at book value (HLBV) for purposes of allocating GAAP net income (loss) for the 2024 Joint Venture. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the Company's share of FFO in unconsolidated real estate ventures. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, integration costs, executive severance costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD OF UNCONSOLIDATED REAL ESTATE VENTURE: Subject to achieving certain performance benchmarks by the non-NSA investor, the distribution rights and priorities set forth in the 2024 Joint Venture agreement may differ from what is reflected by the underlying percentage ownership interest of the venture. Accordingly, NSA allocates GAAP income (loss) for its 2024 Joint Venture utilizing the hypothetical liquidation at book value ("HLBV") method, in which NSA allocates income or loss based on the change in each owners' claim on the net assets of the venture at period end assuming the liquidation of the underlying book value of the venture after adjusting for any distributions or contributions made during such period.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $3.4 million of fair value of debt adjustments and $12.2 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.

NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of June 30, 2024, the Company had eight PROs: Optivest Properties, Guardian Storage Centers, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective July 1, 2024, NSA completed the internalization of its PRO structure. NSA plans to transition the majority of operations in a phased approach, which is expected to occur over the 12 month period following July 1, 2024.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units. Effective July 1, 2024, in connection with the PRO internalization, all 11,906,167 outstanding subordinated performance units and DownREIT subordinated performance units converted into 17,984,787 OP units and DownREIT OP units.

Equity Research Coverage

Baird	Barclays	BMO Capital Markets
Wes Golladay	Brendan Lynch	Juan Sanabria
216.737.7510	212.526.9428	312.845.4704

BofA Securities	Citi Investment Research	Deutsche Bank
Jeff Spector	Eric Wolfe	Omotayo Okusanya
646.855.1363	212.816.2640	212.250.9284

Evercore ISI	Green Street	Jefferies LLC
Samir Khanal / Steve Sakwa	Spenser Allaway	Jonathan Petersen
212.888.3796 / 212.446.9462	949.640.8780	212.284.1705

KeyBanc Capital Markets	Morgan Stanley	Truist Securities
Todd Thomas	Ronald Kamdem	Ki Bin Kim
917.368.2286	212.296.8319	212.303.4124

UBS	Wells Fargo	Wolfe Research
Michael Goldsmith	Eric Luebchow	Keegan Carl
212.713.2951	312.630.2386	212.713.2951